                                 EXHIBIT 4.2
                                 -----------

                                                                  EXECUTION COPY

--------------------------------------------------------------------------------

                                UNIT AGREEMENT

                         Dated as of November 12, 1997

                                 By and Among

                              VIALOG CORPORATION

                    The Subsidiary Guarantors named herein

                                      and

                      STATE STREET BANK AND TRUST COMPANY

                   as Unit Agent, Trustee and Warrant Agent

--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                       PAGE

                                   ARTICLE I
ISSUANCE, FORM, EXECUTION, DELIVERY AND REGISTRATION OF UNIT
CERTIFICATES
   SECTION 1.01.  Issuance of Units...................................................    2
   SECTION 1.02.  Form of Unit Certificates...........................................    2
   SECTION 1.03.  Execution of Unit Certificates......................................    2
   SECTION 1.04.  Authentication and Delivery.........................................    3
   SECTION 1.05.  Temporary Unit Certificates.........................................    3
   SECTION 1.06.  Separation of Units and Notes.......................................    4
   SECTION 1.07.  Registration........................................................    4
   SECTION 1.08.  Registration of Transfers and Exchanges.............................    5
   SECTION 1.09.  Lost, Stolen, Destroyed, Defaced or Mutilated Unit Certificates.....   12
   SECTION 1.10.  Offices for Exercise, etc...........................................   12

                                  ARTICLE II
OTHER PROVISIONS RELATING TO RIGHTS OF HOLDERS OF UNITS
   SECTION 2.01.  Rights of Unit Holders..............................................   13

                                  ARTICLE III
CONCERNING THE UNIT AGENT
   SECTION 3.01.  Unit Agent..........................................................   13
   SECTION 3.02.  Conditions of Unit Agent's Obligations..............................   14
   SECTION 3.03.  Resignation and Appointment of Successor............................   17

                                  ARTICLE IV
MISCELLANEOUS
   SECTION 4.01.  Amendment...........................................................   18
   SECTION 4.02.  Notices and Demands to the Company and Unit Agent...................   19
   SECTION 4.03.  Notices.............................................................   19
   SECTION 4.04.  Governing Law.......................................................   21
   SECTION 4.05.  Obtaining of Governmental Approvals.................................   21
   SECTION 4.06.  Persons Having Rights Under Agreement...............................   21
   SECTION 4.07.  Headings............................................................   21
   SECTION 4.08.  Counterparts........................................................   21
   SECTION 4.09.  Inspection of Agreement.............................................   21
   SECTION 4.10.  Successors and Assigns..............................................   21
   SECTION 4.11.  Severability........................................................   21
   SECTION 4.12.  Entire Agreement....................................................   22


EXHIBIT A  -  Form of Unit Certificate
EXHIBIT B  -  Certificate To Be Delivered upon Exchange or
              Registration of Transfer of Units
EXHIBIT C  -  Transferee Letter of Representation

                                UNIT AGREEMENT

          UNIT AGREEMENT ("Unit Agreement" or "Agreement"), dated as of November
                           --------------      ---------
12, 1997 (the "Effective Date") by VIALOG CORPORATION, a Massachusetts
               --------------
corporation (together with any successor thereto, the "Company"), TELEPHONE
                                                       -------
BUSINESS MEETINGS, INC. d/b/a ACCESS CONFERENCE CALL SERVICE, a Delaware corporation, CONFERENCE SOURCE INTERNATIONAL, INC., a Georgia corporation, CALL POINTS, INC., a Delaware corporation, KENDALL SQUARE TELECONFERENCING, INC. d/b/a THE CONFERENCE CENTER, a Massachusetts corporation, AMERICAN CONFERENCING COMPANY, INC. d/b/a AMERICO, a Delaware corporation, and COMMUNICATION DEVELOPMENT CORPORATION, a Connecticut corporation (collectively, the "Subsidiary Guarantors"), and STATE STREET BANK AND TRUST COMPANY, a
 ---------------------
Massachusetts trust company, as trustee under the Indenture referred to herein (with any successor Trustee, the "Trustee"), as warrant agent (with any
                                  -------
successor Warrant Agent, the "Warrant Agent") and as unit agent hereunder (with
                              -------------
any successor unit agent, the "Unit Agent").
                               ----------

          WHEREAS, the Company has entered into a purchase agreement dated November 6, 1997 with Jefferies & Company, Inc. (the "Initial Purchaser")
                                                      -----------------
pursuant to which the Company has agreed, among other things, to sell to the Initial Purchaser 75,000 units (the "Units") consisting in the aggregate of (i)
                                     -----
$75,000,000 aggregate principal amount of 12 3/4% Senior Notes due 2001 (as the same may be amended or modified from time to time, the "Notes") of the Company
                                                        -----
to be issued under an indenture dated as of November 12, 1997 (as the same may be amended or modified from time to time, the "Indenture"), among the Company,
                                               ---------
the Subsidiary Guarantors named therein and State Street Bank and Trust Company, as trustee (the "Trustee"), and (ii) 75,000 Warrants to purchase an aggregate of
                 -------
756,645 shares of common stock, $.01 par value per share (the "Common Stock"),
                                                               ------------
of the Company (the "Warrants," and the certificates evidencing the Warrants
                     --------
being hereinafter referred to as "Warrant Certificates"), in each case subject
                                  --------------------
to adjustment in accordance with the terms hereof to be issued under the warrant agreement, dated as of November 12, 1997 (as the same may be amended or modified from time to time, the "Warrant Agreement"); and
                        -----------------

          WHEREAS, the Warrants and the Notes comprising the Units shall be separately transferable on or after May 15, 1998 or such earlier date as the Initial Purchaser may determine in its sole discretion; and

          WHEREAS, the Company desires the Unit Agent to assist the Company in connection with the issuance, exchange, cancellation and replacement of the Units, and in this Agreement wishes to set forth, among other things, the terms and conditions on which the Units may be issued, exchanged, canceled and replaced;

          NOW, THEREFORE, the parties hereto agree as follows:

                                   ARTICLE I

                    ISSUANCE, FORM, EXECUTION, DELIVERY AND
                       REGISTRATION OF UNIT CERTIFICATES
                     -------------------------------------

          SECTION 1.01.  Issuance of Units.  Each certificate evidencing Units
                         -----------------
(a "Unit Certificate") shall evidence the number of Units specified therein.
    ---- -----------

          SECTION 1.02.  Form of Unit Certificates.  Unit Certificates
                         -------------------------
representing Units offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more permanent Global Units (the "Global
                                                                  ------
Units").  Units offered and sold in reliance on any other exemption from
-----
registration under the Securities Act other than as described in the preceding sentence shall be issued in the form of definitive Unit Certificates (the "Definitive Units"). The Unit Certificates evidencing the Global Units or the
 ----------------
Definitive Units to be delivered pursuant to this Agreement shall be substantially in the form set forth in Exhibit A attached hereto (in the case of
                                       ---------
the Global Units, including footnote 1 thereto). Such Global Units shall represent such of the outstanding Units as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Units from time to time endorsed thereon and that the aggregate amount of outstanding Units represented thereby may from time to time be reduced or increased, as appropriate. Any endorsement of a Global Unit to reflect the amount of any increase or decrease in the amount of outstanding Units represented thereby shall be made by the Unit Agent and Depositary (as defined below) in accordance with instructions given by the holder thereof. The Depository Trust Company shall act as the Depositary (the "Depositary") with respect to the Global Units
                                  ----------
until a successor shall be appointed by the Company. Upon written request, a Unit holder may receive from the Unit Agent Definitive Units as set forth in
Section 1.08 hereof.

          SECTION 1.03.  Execution of Unit Certificates.  The Unit Certificates
                         ------------------------------
shall be executed on behalf of the Company by the chairman of its Board of Directors, its president or any vice president and attested by its clerk or assistant clerk, under its corporate seal. Such signatures may be the manual or facsimile signatures of the present or any future such officers. The seal of the Company may be in the form of a facsimile thereof and may be impressed, affixed, imprinted or otherwise reproduced on the Unit Certificates. Typographical and other minor errors or defects in any such reproduction of the seal or any such signature shall not affect the validity or enforceability of any Unit Certificate that has been duly countersigned and delivered by the Unit Agent.

          In case any officer of the Company who shall have signed any of the Unit Certificates shall cease to be such officer before the Unit Certificate so signed shall be countersigned and delivered by the Unit Agent or disposed of by the Company, such Unit Certificate nevertheless may be countersigned and delivered or disposed of as though the person who signed such Unit Certificate had not ceased to be such officer of the Company; and any Unit Certificate may be signed on behalf of the Company by such persons as, at the actual date of the execution of such Unit Certificate, shall be the proper officers of the

Company, although at the date of the execution and delivery of this Agreement any such person was not such an officer.

          SECTION 1.04.  Authentication and Delivery.  Subject to the immediate
                         ---------------------------
following paragraph, Unit Certificates shall be authenticated by manual signature and dated the date of authentication by the Unit Agent and shall not be valid for any purpose unless so authenticated and dated. For the purpose of determining the date of issuance of any Note or Warrant comprising a Unit, an authentication by the Unit Agent of such Unit shall be deemed to be the authentication by the Trustee or Warrant Agent of the underlying Notes and Warrants, as applicable. The Unit Certificates shall be numbered and shall be registered in the Unit Register (as defined in Section 1.07 hereof).

          Upon the receipt by the Unit Agent of a written order of the Company, which order shall be signed by the chairman of its Board of Directors, its president or any vice president and attested by its clerk or assistant clerk, and shall specify the amount of Units to be authenticated, whether the Units are to be Global Units or Definitive Units, the date of such Units and such other information as the Unit Agent may reasonably request, without any further action by the Company, the Unit Agent is authorized, upon receipt from the Company at any time and from time to time of the Unit Certificates, duly executed as provided in Section 1.03 hereof, to authenticate the Unit Certificates and deliver them. Such authentication shall be by a duly authorized signatory of the Unit Agent (although it shall not be necessary for the same signatory to sign all Unit Certificates).

          In case any authorized signatory of the Unit Agent who shall have authenticated any of the Unit Certificates shall cease to be such authorized signatory before the Unit Certificate shall be disposed of by the Company, such Unit Certificate nevertheless may be delivered or disposed of as though the person who authenticated such Unit Certificate had not ceased to be such authorized signatory of the Unit Agent; and any Unit Certificate may be authenticated on behalf of the Unit Agent by such persons as, at the actual time of authentication of such Unit Certificates, shall be the duly authorized signatories of the Unit Agent, although at the time of the execution and delivery of this Agreement any such person is not such an authorized signatory.

          The Unit Agent's authentication on all Unit Certificates shall be in substantially the form set forth in Exhibit A hereto.

          SECTION 1.05.  Temporary Unit Certificates.  Pending the preparation
                         ---------------------------
of definitive Unit Certificates, the Company may execute, and, upon receipt of an authentication order in accordance with Section 1.04 hereof, the Unit Agent shall authenticate and deliver, temporary Unit Certificates, which are printed, lithographed, typewritten or otherwise produced, in a form substantially similar to the definitive Unit Certificates in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Unit Certificates may determine, as evidenced by their execution of such Unit Certificates.

          If temporary Unit Certificates are issued, the Company will cause definitive Unit Certificates to be prepared without unreasonable delay. After the preparation of definitive Unit Certificates, the temporary Unit Certificates shall be exchangeable for definitive Unit Certificates upon surrender of the temporary Unit Certificates at any office or agency maintained by the Company for that purpose pursuant to Section 1.10 hereof. Subject to the provisions of
Section 4.01 hereof, such exchange shall be without charge to the holder. Upon surrender for cancellation of any one or more temporary Unit Certificates, the Company shall execute, and, upon receipt of an authentication order in accordance with Section 1.04 hereof, the Unit Agent shall authenticate and deliver in exchange therefor, one or more definitive Unit Certificates representing in the aggregate a like number of Units. Until so exchanged, the holder of a temporary Unit Certificate shall in all respects be entitled to the same benefits under this Agreement as a holder of a definitive Unit Certificate.

          SECTION 1.06.  Separation of Units and Notes.  The Warrants and the
                         -----------------------------
Notes comprising the Units will be separately transferable on or after May 15, 1998, or such earlier date as the Initial Purchaser may determine in its sole discretion (the "Separability Date"). Upon presentation after the Separability
                 -----------------
Date of any Unit Certificate for exchange for Notes and Warrants or for registration of transfer or otherwise, (i) the Unit Agent shall notify the Trustee and the Warrant Agent of the number of Units so presented, the registered owner thereof, such owner's registered address, the nature of any legends or restrictive endorsements set forth on such Unit Certificate and any other information provided by the holder thereof in connection therewith, (ii) the Trustee, if the requirements of the Indenture for such transaction are met, as the case may be, shall promptly register, authenticate and deliver a new Note equal in principal amount to the Notes represented by such Unit Certificate in accordance with the direction of such holder and (iii) the Warrant Agent, if its requirements for such transactions are met, shall promptly countersign, register and deliver a new Warrant certificate for the number of Warrants previously represented by such Unit Certificate in accordance with the directions of such holder. The Warrant Agent and the Trustee will notify the Unit Agent of any additional requirements in connection with a particular transfer or exchange. Following the Separability Date, no Unit Certificates shall be issued upon transfer or exchange of Unit Certificates or otherwise. Notwithstanding anything herein to the contrary, upon the effectiveness of the Registration Statement on Form S-4 of the Company and the Subsidiary Guarantors filed with the Securities and Exchange Commission (pertaining to an offer by the Company to exchange publicly registered notes (the "Exchange Notes") having substantially
                                         --------------
the same terms as the Notes for the Notes), the Unit Agent shall, upon instruction (in accordance with the terms of such exchange offer and the Indenture) of the beneficial holders of Notes comprising the Units, exchange the Notes desired to be exchanged for the Exchange Notes.

          SECTION 1.07.  Registration.  The Company will keep, at the office or
                         ------------
agency maintained by the Company for such purpose, a register or registers in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of, and registration of transfer and exchange of, Units as provided in this Article. Each person designated by the Company from time to time as a person authorized to register the transfer and exchange of the Units is hereinafter called, individually and collectively, the "Registrar".
 ---------

The Company hereby initially appoints the Unit Agent as Registrar. Upon written notice to the Unit Agent and any acting Registrar, the Company may appoint a successor Registrar for such purposes.

          The Company will at all times designate one person (who may be the Company and who need not be a Registrar) to act as repository of a master list of names and addresses of the holders of Units (the "Unit Register"). The Unit
                                                     -------------
Agent will act as such repository unless and until some other person is, by written notice from the Company to the Unit Agent and the Registrar, designated by the Company to act as such. The Company shall cause each Registrar to furnish to such repository, on a current basis, such information as to all registrations of transfer and exchanges effected by such Registrar, as may be necessary to enable such repository to maintain the Unit Register on as current a basis as is practicable.

          SECTION 1.08.  Registration of Transfers and Exchanges.
                         ---------------------------------------

          (a) Transfer and Exchange of Definitive Units.  When Definitive Units
              -----------------------------------------
are presented to the Unit Agent with a request:

              (i)  to register the transfer of the Definitive Units; or

              (ii) to exchange such Definitive Units for an equal number of
                   Definitive Units,

the Unit Agent shall register the transfer or make the exchange as requested if the requirements under this Unit Agreement as set forth in this Section 1.08 hereof for such transactions are met; provided, however, that the Definitive
                                      --------  -------
Units presented or surrendered for registration of transfer or exchange:

              (x) shall be duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Company and the Unit Agent, duly executed by the holder thereof or by his attorney, duly authorized in writing; and

              (y) in the case of Units the offer and sale of which have not been registered under the Securities Act and are presented for transfer or exchange prior to (x) the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Unit, or any predecessor thereto and (y) such later date, if any, as may be required by any subsequent change in applicable law (the "Resale
                                                                    ------
                   Restriction Termination Date"), such Units shall be
                   ----------------------------
                   accompanied, in the sole discretion of the Company, by the following additional information and documents, as applicable:

                   (A) if such Unit is being delivered to the Unit Agent by a holder for registration in the name of such holder, without transfer, a certification from such holder to that effect (in substantially the form of Exhibit B hereto);
                                                             ---------
                        or

                   (B) if such Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S promulgated under the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto);
                                                             ---------
                        or

                   (C) if such Unit is being transferred to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 promulgated under the Securities Act, delivery of a Transferee Letter of Representation in the form of Exhibit C hereto and an opinion of counsel and/or other
                        ---------
                        information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                   (D) if such Unit is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B hereto) and an
                                                  ---------
                        opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act.

          (b) Restrictions on Transfer of a Definitive Unit for a Beneficial
              --------------------------------------------------------------
Interest in a Global Unit.  A Definitive Unit may not be transferred for a
-------------------------
beneficial interest in a Global Unit except upon satisfaction of the requirements set forth below. Upon receipt by the Unit Agent of a Definitive Unit, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Unit Agent, together with:

              (A)  certification, substantially in the form of Exhibit B
                                                               ---------
                   hereto, that such Definitive Unit is being transferred to a "qualified institutional buyer" (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act; and

              (B) written instructions directing the Unit Agent to make, or to direct the Depositary to make, an endorsement on the Global Unit to reflect an increase in the aggregate amount of the Units represented by the Global Unit, then the Unit Agent shall cancel such Definitive Unit and cause, or direct the Depositary to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the number of Units represented by the Global Unit to be increased accordingly. If no Global Unit is then outstanding, the Company shall issue and the Unit Agent shall authenticate a new Global Unit in the appropriate amount.

          (c) Transfer and Exchange of Global Units.  The transfer and exchange
              -------------------------------------
of Global Units or beneficial interests therein shall be effected through the Depositary, in accordance with this Section 1.08 and the procedures of the Depositary therefor.

          (d) Exchange of a Beneficial Interest in a Global Unit for a
              --------------------------------------------------------
Definitive Unit.
---------------

              (i) Any person having a beneficial interest in a Global Unit may upon request exchange such beneficial interest for a Definitive Unit. Upon receipt by the Unit Agent of written instructions or such other form of instructions as is customary for the Depositary from the Depositary or its nominee on behalf of any person having a beneficial interest in a Global Unit and upon receipt by the Unit Agent of a written order or such other form of instructions as is customary for the Depositary or the person designated by the Depositary as having such a beneficial interest containing registration instructions from such person having a beneficial interest therein and, in the case of any such transfer or exchange prior to the Resale Restriction Termination Date, the following additional information and documents:

                   (A) if such beneficial interest is being transferred to the person designated by the Depositary as being the beneficial owner, a certification from such person to that effect (in substantially the form of Exhibit B
                                                                  ---------
                        hereto); or

                   (B) if such beneficial interest is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act) in accordance with Rule 144A promulgated under the Securities Act or pursuant to an exemption from registration in accordance with Rule 144 or Regulation S promulgated under the Securities Act, a certification to that effect from the transferee or transferor (in substantially the form of Exhibit B hereto); or
                                                  ---------

                   (C) if such beneficial interest is being transferred to an institutional "accredited investor" within the meaning of subparagraphs (a)(1), (a)(2), (a)(3) or (a)(7) of Rule 501 promulgated under the Securities Act, delivery of a Transferee Letter of Representation in the form of Exhibit
                        -------

                        C hereto and an opinion of counsel and/or other
                        -
                        information satisfactory to the Company to the effect that such transfer is in compliance with the Securities Act; or

                   (D) if such beneficial interest is being transferred in reliance on another exemption from the registration requirements of the Securities Act, a certification to that effect (in substantially the form of Exhibit B
                                                                  ---------
                        hereto) and an opinion of counsel reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act,

                   the Unit Agent will cause, in accordance with the standing instructions and procedures existing between the Depositary and the Unit Agent, the aggregate amount of the Global Unit to be reduced and, following such reduction, the Company will execute and, upon receipt of an authentication order in the form of an Officers' Certificate (as defined), the Unit Agent will authenticate and deliver to the transferee a Definitive Unit.

              (ii) Definitive Units issued in exchange for a beneficial
                   interest in a Global Unit pursuant to this Section 1.08(d) shall be registered in such names and in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Unit Agent in writing. The Unit Agent shall deliver such Definitive Units to the persons in whose names such Units are so registered.

          (e) Restrictions on Transfer and Exchange of Global Units.
              -----------------------------------------------------
Notwithstanding any other provisions of this Unit Agreement (other than the provisions set forth in subsection (f) of this Section 1.08), a Global Unit may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

          (f) Authentication of Definitive Units in Absence of Depositary.  If
              -----------------------------------------------------------
at any time:

              (i) the Depositary for the Units notifies the Company that the Depositary is unwilling or unable to continue as Depositary for the Global Unit and a successor Depositary for the Global Unit is not appointed by the Company within 90 days after delivery of such notice; or

              (ii) the Company, at its sole discretion, notifies the Unit Agent in writing that it elects to cause the issuance of Definitive Units under this Unit Agreement,

then the Company will execute, and the Unit Agent, upon receipt of an officers' certificate signed by two officers of the Company (one of whom must be the principal executive officer, principal financial officer or principal accounting officer) (an "Officers' Certificate") requesting the authentication and delivery
              ---------------------
of Definitive Units, will authenticate and deliver Definitive Units, in an aggregate number equal to the aggregate number of Units represented by the Global Unit, in exchange for such Global Unit.

          (g) Legends.
              -------

              (i)  Except to the extent permitted by the following paragraph
                   (ii), each Unit Certificate evidencing the Global Units and the Definitive Units (and all Units issued in exchange therefor or substitution thereof) shall bear a legend substantially to the following effect:

          THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE
                                 --------------
          OFFERED OR SOLD WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT
                                         -------------------
          A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED

          UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION,"
                                                     --------------------
          "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANING GIVEN TO THEM BY
           -------------       -----------
          REGULATIONS UNDER THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 12, 1997 AMONG JEFFERIES & COMPANY, INC., THE COMPANY AND THE SUBSIDIARY GUARANTORS NAMED HEREIN AND A SECURITYHOLDERS' AND REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 12, 1997 AMONG JEFFERIES & COMPANY, INC. AND THE COMPANY, A COPY OF EACH OF WHICH IS ON FILE WITH THE CLERK OF THE COMPANY.

          To the extent a Unit Certificate evidences a Global Unit, such Unit Certificate shall also bear the legend with respect thereto substantially in the form set forth on Exhibit A hereto.

          (ii) Upon any sale or transfer of a Unit pursuant to Rule 144 under the Securities Act in accordance with Section 1.08 hereof or an effective registration statement under the Securities Act:

               (A) in the case of any Unit that is a Definitive Unit, the Unit Agent shall permit the holder thereof to exchange such Unit for a Definitive Unit that does not bear the first paragraph of the legend set forth above and rescind any related restriction on the transfer of such Unit; and

               (B) any such Unit represented by a Global Unit shall not be subject to the provisions set forth in (i) above (such sales or transfers being subject only to the provisions of Section 1.08(c) hereof) provided, however, that with respect to any
                                    --------  -------
                    request for an exchange of a Unit that is represented by a Global Unit for a Definitive Unit that does not bear the first paragraph of the legend set forth in (i) above, which request is made in reliance upon Rule 144 under the Securities Act, the holder thereof shall certify in writing to the Unit Agent that such request is being made pursuant to Rule 144 under the Securities Act (such certification to be substantially in the form of Exhibit B hereto).
                                                    ---------

          (h) Cancellation and/or Adjustment of a Global Unit.  At such time as
              -----------------------------------------------
all beneficial interests in a Global Unit have either been exchanged for Definitive Units, redeemed, repurchased or canceled, such Global Unit shall be returned to or retained and canceled by the Unit Agent. At any time prior to such cancellation, if any beneficial interest in a Global Unit is exchanged for Definitive Units, redeemed, repurchased or canceled, the number of Units represented by such Global Unit shall be reduced and an endorsement shall be made on such Global Unit, by the Unit Agent to reflect such reduction.

          (i) Obligations with Respect to Transfers and Exchanges of Definitive
              -----------------------------------------------------------------
Units.
-----

              (i) To permit registrations of transfers and exchanges, the Company shall execute, at the Unit Agent's request, and the Unit Agent shall, upon receipt of an authentication order in accordance with Section 1.04 hereof, authenticate Definitive Units and Global Units.

              (ii) All Definitive Units and Global Units issued upon any registration of transfer or exchange of Definitive Units or Global Units shall be the valid obligations of the Company, entitled to the same benefits under this Unit Agreement as the Definitive Units or Global Units surrendered upon the registration of transfer or exchange.

              (iii) Prior to due presentment for registration of transfer of any Unit, the Unit Agent and the Company may deem and treat the person in whose name any Unit is registered as the absolute owner of such Unit, and neither the Unit Agent nor the Company shall be affected by notice to the contrary.

          (j) Payment of Taxes.  The Company will pay all documentary stamp
              ----------------
taxes attributable to the initial issuance of the Units or to the separation of the Notes and Warrants comprising the Units as described in Section 1.06; provided, however, that the Company shall not be required to pay any tax or
--------  -------
other governmental charge which may be payable in respect of any transfer or exchange of any Unit Certificates or any Warrants and Notes comprising the Units in a name other than that of the registered holder of a Unit Certificate. The Company shall not be required to issue or deliver such Unit Certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or other governmental charge or shall have established to the satisfaction of the Company that such tax or other governmental charge has been paid or an exemption is available therefrom.

          SECTION 1.09.  Lost, Stolen, Destroyed, Defaced or Mutilated Unit
                         --------------------------------------------------
Certificates.  Upon receipt by the Company and the Unit Agent (or any agent of
------------
the Company or the Unit Agent, if requested by the Company) of evidence satisfactory to them of the loss, theft, destruction, defacement, or mutilation of any Unit Certificate and of indemnity and/or insurance reasonably satisfactory to them and, in the case of mutilation or defacement, upon surrender thereof to the Unit Agent for cancellation, then, in the absence of notice to the Company or the Unit Agent that such Unit Certificate has been acquired by a bona fide purchaser or holder in due course, the Company shall
              ---- ----
execute, and, upon receipt of an authentication order in accordance with Section
1.04 hereof, an authorized signatory of the Unit Agent shall manually authenticate and deliver, in exchange for or in lieu of the lost, stolen, destroyed, defaced or mutilated Unit Certificate, a new Unit Certificate representing a like number of Units, bearing a number or other distinguishing symbol not contemporaneously outstanding. Upon the issuance of any new Unit Certificate under this Section, the Company may require the payment from the holder of such Unit Certificate of a sum sufficient to cover any tax, stamp tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Unit Agent and the Registrar) in connection therewith. Every substitute Unit Certificate executed and delivered pursuant to this Section in lieu of any lost, stolen or destroyed Unit Certificate shall constitute an additional contractual obligation of the Company, whether or not the lost, stolen or destroyed Unit Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of (but shall be subject to all the limitations of rights set forth in) this Agreement equally and proportionately with any and all other Unit Certificates duly executed and delivered hereunder. The provisions of this Section 1.09 are exclusive with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Unit Certificates and shall preclude (to the extent lawful) any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement of lost, stolen, destroyed, defaced or mutilated Unit Certificates.

          The Unit Agent is hereby authorized to authenticate, in accordance with the provisions of this Agreement, and deliver the new Unit Certificates required pursuant to the provisions of this Section.

          SECTION 1.10.  Offices for Exercise, etc.  So long as any of the Units
                         -------------------------
remain outstanding, the Company will designate and maintain in the Borough of Manhattan, The City of New York and/or The City of Boston: (a) an office or agency where the Unit Certificates may be presented for exercise, and (b) an office or agency where the Unit Certificates may be presented for registration of transfer and for exchange (including the exchange of temporary Unit Certificates for definitive Unit Certificates pursuant to Section 1.05 hereof). The

Company may from time to time change or rescind such designation, as it may deem desirable or expedient; provided, however, that an office or agency shall at all
                        --------  -------
times be maintained in the Borough of Manhattan, The City of New York and/or The City of Boston, as provided in the first sentence of this Section. In addition to such office or offices or agency or agencies, the Company may from time to time designate and maintain one or more additional offices or agencies within or outside The City of New York and/or The City of Boston, where Unit Certificates may be presented for exercise or for registration of transfer or for exchange, and the Company may from time to time change or rescind such designation, as it may deem desirable or expedient. The Company will give to the Unit Agent written notice of the location of any such office or agency and of any change of location thereof. The Company hereby designates the office of the Unit Agent, in The City of Boston (the "Unit Agent Office"), as the initial agency maintained
                         -----------------
for each such purpose.

                                  ARTICLE II

                         OTHER PROVISIONS RELATING TO
                          RIGHTS OF HOLDERS OF UNITS
                          --------------------------

          SECTION 2.01. Rights of Unit Holders. The registered owner of a Unit
                        ----------------------
Certificate shall have all the rights and privileges of a registered owner of the principal amount of Notes represented thereby and the number of Warrants represented thereby and shall be treated as the registered owner thereof for all purposes. The Company and the Subsidiary Guarantors agree that they shall be bound by all provisions of the Indenture, the Notes, the Warrant Agreement and the Warrants to which they are a party and that the Notes and Warrants represented by each Unit Certificate shall be deemed legal, valid and binding obligations of the Company and/or the Subsidiary Guarantors, as the case may be, and that upon exercise of the Warrants, the Warrant Shares (as defined in the Warrant Agreement) will be fully paid, nonassessable, free of preemptive rights and free from all taxes, liens, charges and security interests with respect to the issue thereof.

                                  ARTICLE III

                           CONCERNING THE UNIT AGENT
                           -------------------------

          SECTION 3.01. Unit Agent. The Company hereby appoints State Street
                        ----------
Bank and Trust Company as unit agent (and in all capacities in this Agreement, the "Unit Agent") of the Company in respect of the Units and the Unit
     ----------
Certificates upon the terms and subject to the conditions herein and in the Unit Certificates set forth; and State Street Bank and Trust Company hereby accepts such appointment. The Unit Agent shall have the powers and authority specifically granted to and conferred upon it hereby and in the Unit Certificates and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it and it shall accept in writing. All of the terms and provisions with respect to such powers and authority contained in the Unit Certificates are subject to and governed by the terms and provisions hereof.

          SECTION 3.02. Conditions of Unit Agent's Obligations. The Unit Agent
                        --------------------------------------
accepts its obligations herein set forth upon the terms and conditions hereof and in the Unit Certificates, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Unit Certificates shall be subject:

          (a) The Unit Agent shall be entitled to compensation to be agreed upon with the Company in writing for all services rendered by it and the Company agrees promptly to pay such compensation and to reimburse the Unit Agent for its reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred without gross negligence or willful misconduct on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Unit Agent, each successor Unit Agent, and their respective directors, officers, affiliates, agents and employees for, and to hold it and its directors, officers, affiliates, agents and employees harmless against, any loss, liability or expense of any nature whatsoever (including, without limitation, fees and expenses of counsel) incurred without gross negligence or willful misconduct on the part of the Unit Agent or successor Unit Agent, arising out of or in connection with its acting as such Unit Agent hereunder and its exercise or failure to exercise of its rights and performance of its obligations hereunder. The obligations of the Company under this Section 3.02 shall survive the exercise and the expiration of the Unit Certificates and the resignation and removal of the Unit Agent.

          (b) In acting under this Agreement and in connection with the Unit Certificates, the Unit Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Unit Certificates.

          (c) The Unit Agent may consult with counsel and any advice or written opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such advice or opinion.

          (d) The Unit Agent shall be fully protected and shall incur no liability for or in respect of any action taken or omitted to be taken or thing suffered by it in reliance upon any Unit Certificate, notice, direction, consent, certificate, affidavit, opinion of counsel, instruction, statement or other paper or document reasonably believed by it, in the absence of bad faith, to be genuine and to have been presented or signed by the proper parties.

          (e) The Unit Agent, and its officers, directors, affiliates and employees ("Related Parties"), may become the owners of, or acquire any interest
            ---------------
in, Unit Certificates, shares or other obligations of the Company with the same rights that it or they would have it if were not the Unit Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on, or as depositary, trustee or agent for, any committee or body of holders of shares or other obligations of the Company as freely as if it were not the Unit Agent hereunder.

Nothing in this Agreement shall be deemed to prevent the Unit Agent or such Related Parties from acting in any other capacity for the Company.

          (f) The Unit Agent shall not be under any liability for interest on, and shall not be required to invest, any monies at any time received by it pursuant to any of the provisions of this Agreement or of the Unit Certificates.

          (g) The recitals and other statements contained herein and in the Unit Certificates (except as to the Unit Agent's authentication thereon) shall be taken as the statements of the Company and the Unit Agent assumes no responsibility for the correctness of the same. The Unit Agent does not make any representation as to the validity or sufficiency of this Agreement or the Unit Certificates and shall not be under any responsibility in respect of the validity or sufficiency of this Agreement (or any term or provision hereof) or the execution and delivery hereof (except, in each case, the due execution and delivery hereof by the Unit Agent) or in respect of the validity or sufficiency or execution of any Unit Certificate (except, in each case, its authentication thereof); provided, however, that the Unit Agent shall not be relieved of its
          --------  -------
duty to authenticate the Unit Certificates as authorized by this Agreement.

          (h) Before the Unit Agent acts or refrains from acting with respect to any matter contemplated by this Unit Agreement, it may require:


              (1) an Officers' Certificate (defined earlier) stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Unit Agreement relating to the proposed action have been complied with; and

              (2) if reasonably necessary in the sole judgment of the Unit Agent, an opinion of counsel for the Company stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Each Officers' Certificate or, if requested, an opinion of counsel with respect to compliance with a condition or covenant provided for in this Unit Agreement shall include:

              (1) a statement that the person making such certificate or opinion has read such covenant or condition;

              (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

              (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

              (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

          (i) The Unit Agent shall be obligated to perform such duties as are herein and in the Unit Certificates specifically set forth and no implied duties or obligations shall be read into this Agreement or the Unit Certificates against the Unit Agent. The Unit Agent shall not be accountable or under any duty or responsibility for the use by the Company of any of the Unit Certificates authenticated by the Unit Agent and delivered by it to the Company pursuant to this Agreement. The Unit Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in the Unit Certificates or in the case of the receipt of any written demand from a holder of a Unit Certificate with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 3.02 hereof, to make any demand upon the Company. The Unit Agent shall not be obligated to perform any duty to the extent prohibited by law.

          (j) Unless otherwise specifically provided herein, any order, certificate, notice, request, direction or other communication from the Company made or given under any provision of this Agreement shall be sufficient if signed by its chairman of the Board of Directors, its president, its treasurer, its controller or any vice president or its clerk or any assistant secretary.

          (k) The Company agrees that it will perform, execute, acknowledge and deliver, or cause to be performed, executed, acknowledged and delivered, all such further and other acts, instruments and assurances as may reasonably be required by the Unit Agent for the carrying out or performing by the Unit Agent of the provisions of this Agreement.

          (l) The Unit Agent is hereby authorized and directed to accept written instructions with respect to the performance of its duties hereunder from any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the clerk of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and to apply to such officers or officials for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions with respect to any matter arising in connection with the Unit Agent's duties and obligations arising under this Agreement. Such application by the Unit Agent for written instructions from the Company may, at the option of the Unit Agent, set forth in writing any action proposed to be taken or omitted by the Unit Agent with respect to its duties or obligations under this Agreement and the date on or after which such action shall be taken and the Unit Agent shall not be liable for any action taken or omitted in accordance with a proposal included in any such application on or after the date specified therein (which date shall be not less than 10 Business Days after the Company receives such application unless the Company consents to a shorter period), provided that
(i) such application includes a statement to the effect that it is being made pursuant to this paragraph (l) and that unless objected to prior to such date specified in the application, the Unit Agent will not be liable for any such action or omission to the extent set forth in such application and (ii) prior to taking or omitting any such action, the Unit Agent has not received written instructions objecting to such proposed action or omission.

          (m) Whenever in the performance of its duties under this Agreement the Unit Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by any one of the chairman of the Board of Directors, the president, the treasurer, the controller, any vice president or the clerk of the Company or any other officer or official of the Company reasonably believed to be authorized to give such instructions and delivered to the Unit Agent; and such certificate shall be full authorization to the Unit Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

          (n) The Unit Agent shall not be required to risk or expend its own funds in the performance of its obligations and duties hereunder.


          SECTION 3.03. Resignation and Appointment of Successor.
                        ----------------------------------------

          (a) The Company agrees, for the benefit of the holders from time to time of the Unit Certificates, that there shall at all times be a Unit Agent hereunder.

          (b) The Unit Agent may at any time resign as Unit Agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, provided that such date shall be at least 30 days after the date on which such notice is given unless the Company agrees to accept less notice. Upon receiving such notice of resignation, the Company shall promptly appoint a successor Unit Agent, qualified as provided in Section 3.03(d) hereof, by written instrument in duplicate signed on behalf of the Company, one copy of which shall be delivered to the resigning Unit Agent and one copy to the successor Unit Agent. As provided in Section 3.03(d) hereof, such resignation shall become effective upon the earlier of (x) the acceptance of the appointment by the successor Unit Agent or (y) 30 days after receipt by the Company of notice of such resignation. The Company may, at any time and for any reason, and shall, upon any event set forth in the next succeeding sentence, remove the Unit Agent and appoint a successor Unit Agent by written instrument in duplicate, specifying such removal and the date on which it is intended to become effective, signed on behalf of the Company, one copy of which shall be delivered to the Unit Agent being removed and one copy to the successor Unit Agent. The Unit Agent shall be removed as aforesaid if it shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or a receiver of the Unit Agent or of its property shall be appointed, or any public officer shall take charge or control of it or of its property or affairs for the purpose of rehabilitation, conservation or liquidation. Any removal of the Unit Agent and any appointment of a successor Unit Agent shall become effective upon acceptance of appointment by the successor Unit Agent as provided in Section 3.03(d). As soon as practicable after appointment of the successor Unit Agent, the Company shall cause written notice of the change in the Unit Agent to be given to each of the registered holders of the Units in the manner provided for in Section 4.04 hereof.

          (c) Upon resignation or removal of the Unit Agent, if the Company shall fail to appoint a successor Unit Agent within a period of 30 days after receipt of such notice of resignation or removal, then the holder of any Unit Certificate or the Unit Agent may apply to a court of competent jurisdiction for the appointment of a successor to the Unit Agent. Pending appointment of a successor to the Unit Agent, either by the Company or by such a court, the duties of the Unit Agent shall be carried out by the Company.

          (d) Any successor Unit Agent, whether appointed by the Company or by a court, shall be a bank or trust company in good standing, incorporated under the laws of the United States of America or any State thereof and having, at the time of its appointment, a combined capital surplus of at least $50 million. Such successor Unit Agent shall execute and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder and all the provisions of this Agreement, and thereupon such successor Unit Agent, without any further act, deed or conveyance, shall become vested with all the rights, powers, duties and obligations of its predecessor hereunder, with like effect as if originally named as Unit Agent hereunder, and such predecessor shall thereupon become obligated to (i) transfer and deliver, and such successor Unit Agent shall be entitled to receive, all securities, records or other property on deposit with or held by such predecessor as Unit Agent hereunder and (ii) upon payment of the amounts then due it pursuant to Section 3.02(a) hereof, pay over, and such successor Unit Agent shall be entitled to receive, all monies deposited with or held by any predecessor Unit Agent hereunder.

          (e) Any corporation or bank into which the Unit Agent hereunder may be merged or converted, or any corporation or bank with which the Unit Agent may be consolidated, or any corporation or bank resulting from any merger, conversion or consolidation to which the Unit Agent shall be a party, or any corporation or bank to which the Unit Agent shall sell or otherwise transfer all or substantially all of its corporate trust business, shall be the successor to the Unit Agent under this Agreement (provided that such corporation or bank shall be qualified as aforesaid) without the execution or filing of any document or any further act on the part of any of the parties hereto.

          (f) No Unit Agent under this Unit Agreement shall be personally liable for any action or omission of any successor Unit Agent or of the Company.

                                  ARTICLE IV

                                 MISCELLANEOUS
                                 -------------

          SECTION 4.01. Amendment. This Agreement and the terms of the Units may
                        ---------
be amended by the Company and the Unit Agent, without the consent of the holder of any Unit Certificate, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which shall not adversely affect in any material respect the interests of the holders of the Unit Certificates.

          The Company and the Unit Agent may modify this Agreement and the terms of the Units with the consent of holders of a majority of the outstanding Units ("Majority Holders") for the purpose of adding any provision to or changing in
  ----------------
any manner or eliminating any of the provisions of this Agreement or modifying in any manner the rights of the holders of the outstanding Units; provided,
                                                                  --------
however, that no modification shall be made to the Notes or Warrants underlying
-------
the Units except in accordance with the provisions of the Indenture and the Warrant Agreement, respectively.

          Any modification or amendment made in accordance with this Agreement will be conclusive and binding on all present and future holders of Unit Certificates whether or not they have consented to such modification or amendment or waiver and whether or not notation of such modification or amendment is made upon such Unit Certificates. Any instrument given by or on behalf of any holder of a Unit Certificate in connection with any consent to any modification or amendment will be conclusive and binding on all subsequent holders of such Unit Certificate.

          SECTION 4.02. Notices and Demands to the Company and Unit Agent. If
                        -------------------------------------------------
the Unit Agent shall receive any notice or demand addressed to the Company by the holder of a Unit Certificate pursuant to the provisions hereof or of the Unit Certificates, the Unit Agent shall promptly forward such notice or demand to the Company.

          SECTION 4.03. Notices. Any notices or other communications required or
                        -------
permitted hereunder shall be in writing, and shall be sufficiently given if made by hand delivery, by telex, by telecopier or registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

          1. Notices to holders of Units shall be mailed to the most current address of such holders as set forth in the Unit Register, which address initially is, with respect to the Initial Purchaser, as follows:


          Jefferies & Company, Inc.
          11100 Santa Monica Blvd.
          10th Floor
          Los Angeles, CA 90025
          Facsimile No.:  (310) 575-5165
          Telephone:  (310) 575-5200
          Attention:  Corporate Finance Department

          with a copy to:

          Cadwalader, Wickersham & Taft
          100 Maiden Lane
          New York, New York 10038

          Facsimile No.:  (212) 504-6666
          Telephone:  (212) 504-6000
          Attention:  Lawrence A. Larose

       2. to the Company:

          VIALOG Corporation
          Ten New England Business Center, Suite 302
          Andover, Massachusetts 01810
          Attention:  President
          Facsimile:  (978) 975-7208
          Telephone:  (978) 975-3700

          with copies to:

          Mirick, O'Connell, DeMallie
            & Lougee, LLP
          1700 Bank of Boston Tower
          100 Front Street
          Worcester, Massachusetts 01608
          Attention:  David L. Lougee
          Facsimile:  (508) 752-7305
          Telephone:  (508) 799-0541

       3. to the Unit Agent:

          State Street Bank and Trust Company
          2 International Place
          Boston, Massachusetts 02110
          Attention:  Roland Gustafsen
          Facsimile:  (617) 664-5150
          Telephone:  (617) 664-5665

          with copies to:

          Peabody & Arnold
          50 Rowes Wharf
          Boston, Massachusetts 02110
          Attention:  Robert Coughlin
          Facsimile:  (617) 951-2125
          Telephone:  (617) 951-2100

or at any other address of which either of the foregoing shall have notified the other in writing.

          SECTION 4.04. GOVERNING LAW. THIS AGREEMENT AND EACH UNIT CERTIFICATE
                        -------------
ISSUED HEREUNDER SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

          SECTION 4.05. Obtaining of Governmental Approvals. The Company will
                        -----------------------------------
from time to time take all action required to be taken by it which may be necessary to obtain and keep effective any and all permits, consents and approvals of governmental agencies and authorities and securities acts filings under United States Federal and State laws, and the rules and regulations of all stock exchanges on which the Units are listed which may be or become requisite in connection with the issuance, sale, transfer, and delivery of the Unit Certificates, the exercise of the Units or the issuance, sale, transfer and delivery of the shares issued upon exercise of the Units.

          SECTION 4.06. Persons Having Rights Under Agreement. Nothing in this
                        -------------------------------------
Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Unit Agent and the holders of the Unit Certificates any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof, and all covenants, conditions, stipulations, promises and agreements in this Agreement contained shall be for the sole and exclusive benefit of the Company and the Unit Agent and their successors and of the holders of the Unit Certificates.

          SECTION 4.07. Headings. The headings in this Agreement are for
                        --------
convenience of reference only and shall not limit or otherwise affect the meaning or construction of any of the provisions hereof.

          SECTION 4.08. Counterparts. This Agreement may be executed in any
                        ------------
number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

          SECTION 4.09. Inspection of Agreement. A copy of this Agreement shall
                        -----------------------
be available at all reasonable times at the principal corporate trust office of the Unit Agent, for inspection by the holder of any Unit Certificate. The Unit Agent may require such holder to submit his Unit Certificate for inspection by it.

          SECTION 4.10. Successors and Assigns. This Agreement shall inure to
                        ----------------------
the benefit of and be binding upon the successors and assigns of the Company or the Unit Agent.

          SECTION 4.11. Severability.  If any term, provision, covenant or
                        ------------
restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

          SECTION 4.12. Entire Agreement.  This Agreement, together with the
                        ----------------
Unit Certificates (together with the certificates evidencing the Notes and Warrants underlying the Units and the Indenture and Warrant Agreement), is intended by the parties as a final and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein and any and all prior oral or written agreements, representations, or warranties, contracts, understandings, correspondence, conversations and memoranda between the parties hereto, any agents, representatives, parents, subsidiaries, affiliates, predecessors in interest or successors in interest with respect to the subject matter hereof and thereof are merged herein and replaced hereby.

          IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                               VIALOG CORPORATION


                              By:  /s/  Glenn D. Bolduc
                                 --------------------------------------
                                 Name: Glenn D. Bolduc
                                 Title: President and Chief Executive Officer


                               SUBSIDIARY GUARANTORS:


                              TELEPHONE BUSINESS MEETINGS, INC.
                                d/b/a ACCESS CONFERENCE CALL SERVICE


                              By:  /s/  Glenn D. Bolduc
                                 ----------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              CONFERENCE SOURCE INTERNATIONAL,
                                INC.


                              By:  /s/  Glenn D. Bolduc
                                 ------------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory


                              CALL POINTS, INC.


                              By:  /s/  Glenn D. Bolduc
                                 -------------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              KENDALL SQUARE TELECONFERENCING,
                                INC. d/b/a THE CONFERENCE CENTER


                              By:  /s/  Glenn D. Bolduc
                                 -------------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              AMERICAN CONFERENCING COMPANY,
                                INC. d/b/a AMERICO


                              By:  /s/  Glenn D. Bolduc
                                 -------------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              COMMUNICATION DEVELOPMENT
                                CORPORATION


                              By:  /s/  Glenn D. Bolduc
                                 -------------------------------------------
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              STATE STREET BANK AND TRUST
                                COMPANY, as Trustee


                              By:  /s/  Roland S. Gustafsen
                                 ---------------------------------------------
                                  Name:  Roland S. Gustafsen
                                  Title:  Assistant Vice President


                              STATE STREET BANK AND TRUST
                                COMPANY, as Warrant Agent


                              By:  /s/  Roland S. Gustafsen
                                 ---------------------------------------------
                                  Name:  Roland S. Gustafsen
                                  Title:  Assistant Vice President


                              STATE STREET BANK AND TRUST
                                COMPANY, as Unit Agent


                              By:  /s/  Roland S. Gustafsen
                                 ---------------------------------------------
                                  Name:  Roland S. Gustafsen
                                  Title:  Assistant Vice President

                                                                       EXHIBIT A

                          [FORM OF UNIT CERTIFICATE]


                                    [FACE]

          [Unless and until it is exchanged in whole or in part for Units in certificated form, this Unit may not be transferred except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"),
                                                                         ---
to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.]/1/



THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD
              --------------
WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS EXCEPT AS SET FORTH BELOW. BY ITS ACQUISITION HEREOF, THE HOLDER (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A PROMULGATED UNDER THE SECURITIES ACT) OR (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501 (A)(1), (2), (3) OR (7) PROMULGATED UNDER THE SECURITIES ACT) (AN "ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS
                     -------------------
ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (2) AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS SECURITY EXCEPT (A) TO THE ISSUER THEREOF OR ANY SUBSIDIARY THEREOF, (B) INSIDE THE UNITED STATES TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A PROMULGATED UNDER THE SECURITIES ACT, (C) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR THAT, PRIOR TO SUCH TRANSFER, FURNISHED (OR HAS FURNISHED ON ITS BEHALF BY A U.S. BROKER-DEALER) TO THE UNIT AGENT A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY, (D) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 PROMULGATED UNDER THE SECURITIES ACT, (E) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 PROMULGATED

---------------------------------------

/1/  This paragraph is to be included only if the Unit is in global form.

UNDER THE SECURITIES ACT (IF AVAILABLE), OR (F) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY WITHIN TWO YEARS AFTER THE ORIGINAL ISSUANCE OF THIS SECURITY, IF THE PROPOSED TRANSFEREE IS AN INSTITUTIONAL ACCREDITED INVESTOR, THE HOLDER MUST, PRIOR TO SUCH TRANSFER, FURNISH TO THE UNIT AGENT AND THE ISSUER SUCH CERTIFICATIONS, WRITTEN LEGAL OPINIONS OR OTHER INFORMATION AS EITHER OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED
                                           --------------------    ------
STATES" AND "U.S.PERSON" HAVE THE MEANING GIVEN TO THEM BY REGULATION S UNDER
------       ----------
THE SECURITIES ACT. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 12, 1997 AMONG JEFFERIES & COMPANY, INC., THE COMPANY AND THE SUBSIDIARY GUARANTORS NAMED HEREIN AND A SECURITYHOLDERS' AND REGISTRATION RIGHTS AGREEMENT DATED AS OF NOVEMBER 12, 1997 AMONG JEFFERIES & COMPANY, INC. AND THE COMPANY, A COPY OF EACH OF WHICH IS ON FILE WITH THE CLERK OF THE COMPANY.

                                UNIT CERTIFICATE

                               VIALOG CORPORATION

                       TELEPHONE BUSINESS MEETINGS, INC.
                     CONFERENCE SOURCE INTERNATIONAL, INC.
                               CALL POINTS, INC.
                     KENDALL SQUARE TELECONFERENCING, INC.
                      AMERICAN CONFERENCING COMPANY, INC.
                     COMMUNICATION DEVELOPMENT CORPORATION

                              Units Consisting of
            $1,000 Principal Amount of 12-3/4% Senior Notes due 2001
                                      and
            a Warrant to Purchase 10.0886 shares of the Common Stock
                             of VIALOG Corporation

                                                  CUSIP # [                    ]


No. [    ]                                                          [    ] Units


          This Unit Certificate certifies that [                        ], or
registered assigns, is the registered holder of [        ] Units (the "Units")
as described above.

          Each Unit consists of (i) $1,000 principal amount of 12-3/4% Senior Notes due 2001 (the "Notes") of VIALOG Corporation (the "Company") and Telephone Business Meetings, Inc., Conference Source International, Inc., Call Points, Inc., Kendall Square Teleconferencing, Inc., American Conferencing Company, Inc., and Communication Development Corporation (the "Subsidiary Guarantors"), and (ii) one warrant (the "Warrant") to purchase 10.0886 shares of the Common Stock, par value $.01 per share, of the Company. This Unit is issued pursuant to the Unit Agreement (the "Unit Agreement"), dated as of November 12, 1997, by and among, the Company, the Subsidiary Guarantors, the Trustee (as defined below), the Warrant Agent (as defined below) and State Street Bank and Trust Company, as unit agent (the "Unit Agent"), and is subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Notes are governed by an Indenture (the "Indenture"), dated as of November 12, 1997, among the Company, the Subsidiary Guarantors and State Street Bank and Trust Company, as trustee (the "Trustee"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The terms of the Warrants are governed by a Warrant Agreement (the "Warrant Agreement"), dated as of November 12, 1997, by and between the Company and State Street Bank and Trust Company, as warrant agent

(the "Warrant Agent"), and are subject to the terms and provisions contained therein, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Company will furnish to any holder of this Unit Certificate upon written request and without charge a copy of the Unit Agreement, Indenture and Warrant Agreement.

          The Notes and Warrants represented by this Unit Certificate shall be separably transferable on or after May 15, 1998, or such earlier date as the Jefferies & Company, Inc. may determine in its sole discretion (the "Separability Date").

          Reference is hereby made to the further provisions on the reverse hereof which provisions shall for all purposes have the same effect as though fully set forth at this place. Capitalized terms used in this Unit Certificate but not defined herein shall have the meanings ascribed thereto in the Unit Agreement.

          This Unit Certificate shall not be valid unless authenticated by the Unit Agent, as such term is used in the Unit Agreement.

          THIS UNIT CERTIFICATE SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

          WITNESS the facsimile seal of the Company and facsimile signatures of its duly authorized officers.

Dated:

                              VIALOG CORPORATION

                              By:________________________________
                                  Name: Glenn D. Bolduc
                                  Title: President

                              SUBSIDIARY GUARANTORS:

                              TELEPHONE BUSINESS MEETINGS, INC.

                                d/b/a ACCESS CONFERENCE CALL SERVICE

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              CONFERENCE SOURCE INTERNATIONAL,

                                INC.

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              CALL POINTS, INC.

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              KENDALL SQUARE TELECONFERENCING,

                                INC. d/b/a THE CONFERENCE CENTER

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              AMERICAN CONFERENCING COMPANY,

                                INC. d/b/a AMERICO

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

                              COMMUNICATION DEVELOPMENT
                                CORPORATION

                              By:________________________________
                                  Name:  Glenn D. Bolduc
                                  Title:   Authorized Signatory

Certificate of Authentication:
This is one of the Units
referred to in the within
mentioned Unit Agreement:

STATE STREET BANK AND TRUST COMPANY
     as Unit Agent

By:________________________________
   Name:
   Title:

                           [FORM OF UNIT CERTIFICATE]

                                   [REVERSE]


                               VIALOG CORPORATION
                       TELEPHONE BUSINESS MEETINGS, INC.
                     CONFERENCE SOURCE INTERNATIONAL, INC.
                               CALL POINTS, INC.
                     KENDALL SQUARE TELECONFERENCING, INC.
                      AMERICAN CONFERENCING COMPANY, INC.
                     COMMUNICATION DEVELOPMENT CORPORATION

                              Units Consisting of
 $1,000 Principal Amount of 12-3/4% Senior Notes due 2001 (each, a "Security")
                                      and
            a Warrant to Purchase 10.0886 shares of the Common Stock
                             of VIALOG Corporation

I.  PROVISIONS RELATING TO THE NOTES

1.  Interest.
    --------

          VIALOG CORPORATION, a Massachusetts corporation (the "Company"),
                                                                -------
promises to pay interest on the principal amount of the Securities at the rate per annum shown above. The Company will pay interest semi-annually on May 15 and November 15 of each year (the "Interest Payment Date"), commencing May 15, 1998. Interest on the Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from November 12, 1997. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

2.  Method of Payment.
    -----------------

          On each Interest Payment Date, the Company shall pay interest on the Securities (except defaulted interest) to the persons who are the registered Holders at the close of business on the Record Date immediately preceding such Interest Payment Date even if the Securities are canceled on registration of transfer or registration of exchange after such Record Date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company shall pay principal and interest at the location of the principal office of the Paying Agent in money of the United States that at the time of payment is legal tender for payment of public and private debts ("U.S. Legal Tender").
                                                       -----------------
However, the Company may pay principal and interest by wire transfer in same day funds, or, in the case of Physical Securities, by check payable in such U.S. Legal Tender.

3.  Paying Agent and Registrar.
    --------------------------

          Initially, State Street Bank and Trust Company (the "Trustee") will
                                                               -------
act as Paying Agent and Registrar. The Company may change any Paying Agent, Registrar or co-Registrar without notice to the Holders. The Company or any of its Subsidiaries may act as Registrar or co-Registrar.

4.  Indenture and Guarantees.
    ------------------------

          The Company issued the Securities under an Indenture, dated as of November 12, 1997 (the "Indenture"), among the Company, the Subsidiary
                        ---------
Guarantors and the Trustee. Capitalized terms herein are used as defined in the Indenture unless otherwise defined herein. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) (the "TIA"),
                                                                         ---
as in effect on the date of the Indenture until such time as the Indenture is qualified under the TIA, and thereafter as in effect on the date on which the Indenture is qualified under the TIA. Notwithstanding anything to the contrary herein, the Securities are subject to all such terms, and Holders of Securities are referred to the Indenture and said Act for a statement of them. The Securities are general unsecured obligations of the Company limited in aggregate principal amount to $75,000,000. Payment on each Security is guaranteed on a senior basis, jointly and severally, by the Subsidiary Guarantors pursuant to Article Ten of the Indenture.

5.  Optional Redemption.
    -------------------

          The Securities will be redeemable, at the Company's option, in whole at any time or in part from time to time, on and after November 15, 1999 at the following redemption prices (expressed as percentages of the principal amount) if redeemed during the twelve-month period commencing on November 15 of the year set forth below (but not including the date of maturity), plus, in each case, accrued interest thereon to the date of redemption:

          Year                                               Percentage
          ----                                               ----------
          1999..................................               110%
          2000..................................               105%

          Notwithstanding the foregoing, at any time on or prior to November 15, 1999, the Company may redeem up to an aggregate of 35% of the original principal amount of Securities at a redemption price of 112.75% of the original principal amount thereof, plus accrued and unpaid interest thereon, to the redemption date with the net proceeds of any Public Equity Offering; provided that at least 65%
                                                     --------
in aggregate of the original principal amount of Securities remain outstanding immediately after the occurrence of such redemption; and provided, further, that
                                                         --------  -------
such redemption occurs within 90 days of the date of the closing of such Public Equity Offering.

          In addition, prior to November 15, 1999, the Notes will be redeemable at the Company's option, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice mailed by first-class mail to each Holder's registered address, at a redemption price (expressed as a percentage of principal amount) equal to the sum of the principal amount of such Securities plus the applicable Make-Whole Premium thereon at the time of redemption (subject to the right of Holders of record on the relevant record date to receive interest due to the relevant interest payment date).

          The following definitions are used to determine the applicable Make-Whole Premium:

          "Applicable Make-Whole Premium" means, with respect to a Security at the redemption date, the greater of (i) 1.0% of the principal amount of such Security and (ii) the excess of (A) the present value of such time of (1) the redemption price of such Security at November 15, 1999 plus (2) all required interest payments (excluding accrued but unpaid interest) due on such Security through November 1, 1999, computed using a discount rate equal to the Treasury Rate plus 100 basis points, over (B) the principal amount of such Security at such time.

          "Treasury Rate" means the yield to maturity at the time of computation of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15(519) which has become publicly available at least two business days prior to the date fixed for repayment (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the then Weighted Average Life to Maturity) of the Securities; provided, however, that if the Weighted Average Life to Maturity of the Securities is not equal to the constant maturity of a United States Treasury security for which a weekly average yield is given, the Treasury Rate shall be obtained by linear interpolation (calculated to the nearest one-twelfth of a year) from the weekly average yields of United States Treasury securities for which such yields are given.

6.  Repurchase at Option of Holder.
    ------------------------------

          (a) If there is a Change of Control, the Company shall be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal
                  -----------------------
to $1,000 or an integral multiple thereof) of each Holder's Securities at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and any unpaid interest thereon, if any, to the Change of Control Payment Date (as hereinafter defined) (the "Change of Control Payment"). Within
                                            -------------------------
30 days following the occurrence of a Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions and setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          (b) If the Company or a Subsidiary consummates any Asset Sales, the Indenture requires that certain proceeds be used, subject to the limitations contained therein, to make an offer to all Holders of Securities (an "Asset
                                                                      -----
Proceeds Offer") pursuant to Section
--------------

4.17 of the Indenture to purchase certain amounts of Securities in accordance with the procedures set forth in the Indenture.

7.  Notice of Redemption.
    --------------------

          Notice of redemption will be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at such Holder's registered address. Securities in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Securities that have denominations larger than $1,000.

          If any Security is to be redeemed in part only, the notice of redemption that relates to such Security shall state the portion of the principal amount thereof to be redeemed. A new Security in a principal amount equal to the unredeemed portion thereof will be issued in the name of the Holder thereof upon cancellation of the original Security. On and after the redemption date, interest will cease to accrue on Securities or portions thereof called for redemption.

8.  Sinking- Fund.
    -------------

          There will be no mandatory sinking fund payments for the Securities.

9.  Denominations; Transfer; Exchange.
    ---------------------------------

          The Securities are in registered form, without coupons, in denominations of $1,000 and integral multiples of $1,000. A Holder shall register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay certain transfer taxes or similar governmental charges payable in connection not register the transfer of or exchange any securities or portions thereof selected for redemption, except the unredeemed portion of any security being redeemed in part.

10.  Persons Deemed Owners.
     ---------------------

          The registered Holder of a Security shall be treated as the owner of it for all purposes.

11.  Unclaimed Funds.
     ---------------

          If funds for the payment of principal or interest remain unclaimed for one year, the Trustee and the Paying Agents will repay the funds to the Company at its request subject to terms of the Indenture. After that, all liability of the Trustee and such Paying Agents with respect to such funds shall cease.

12.  Legal Defeasance and Covenant Defeasance.
     ----------------------------------------

          The Company may be discharged from its obligations under the Indenture and the Securities except for certain provisions thereof ("Legal Defeasance"),
                                                           ----------------
and may be discharged from its obligations to comply with certain covenants contained in the Indenture and the Securities ("Covenant Defeasance"), in each
                                                -------------------
case upon satisfaction of certain conditions specified in the Indenture.

13.  Amendment; Supplements; Waiver.
     ------------------------------

          Subject to certain exceptions, the Indenture or the Securities may be amended or supplemented with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding, and any existing Default or Event of Default or compliance with any provision may be waived with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding. Without notice to or consent of any Holder, the parties thereto may amend or supplement the Indenture or the Securities to, among other things, cure any ambiguity, defect or inconsistency, provide for uncertificated Securities in addition to or in place of certificated Securities or comply with any requirements of the SEC in connection with the qualification of the Indenture under the TIA, or make any other change that does not materially adversely affect the rights of any Holder of a Security.

14.  Restrictive Covenants.
     ---------------------

          The Indenture contains certain covenants that, among other things, limit the ability of the Company and its Subsidiaries to make restricted payments, to incur indebtedness, to create liens, to issue preferred or other capital stock of subsidiaries, to sell assets, to permit restrictions on dividends and other payments by subsidiaries to the Company, to consolidate, merge or sell all or substantially all of its assets, to engage in transactions with affiliates or to engage in certain businesses. The limitations are subject to a number of important qualifications and exceptions. The Company must annually report to the Trustee on compliance with such limitations.

15.  Defaults and Remedies.
     ---------------------

          Events of Default are set forth in the Indenture. If an Event of Default (other than an Event of Default pursuant to Sections 6.01(6) or (7) of the Indenture with respect to the Company) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of Securities then outstanding may declare all the Securities to be due and payable immediately in the manner and with the effect provided in the Indenture. Holders of Securities may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustee is not obligated to enforce the Indenture or the Securities unless it has received indemnity satisfactory to it. The Indenture permits, subject to certain limitations therein provided, Holders of a majority in aggregate principal amount of the Securities then outstanding to direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of Securities notice of any continuing Default or Event of Default (except a Default in payment of principal or interest, including an accelerated payment) if it determines that withholding notice is in their interest.

16.  Trustee Dealings with Company.
     -----------------------------

          The Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company, its Subsidiaries or their respective Affiliates as if it were not the Trustee.

17.  No Recourse Against Others.
     --------------------------

          No stockholder, director, officer, employee or incorporator, as such, of the Company shall have any liability for any obligation of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of, such obligations or their creation. Each Holder of a Security by accepting a Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the securities.

18.  Authentication.
     --------------

          This Security shall not be valid until the Trustee or authenticating agent signs the certificate of authentication on this Security.

19.  Abbreviations and Defined Terms.
     -------------------------------

          Customary abbreviations may be used in the name of a Holder of a Security or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act). Capitalized terms used herein and not otherwise defined have the meanings set forth in the Indenture.

20.  CUSIP Numbers.
     -------------

          Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company will cause CUSIP numbers to be printed on the Securities immediately prior to the qualification of the Indenture under the TIA as a convenience to the Holders of the Securities. No representation is made as to the accuracy of such numbers as printed on the Securities and reliance may be placed only on the other identification numbers printed hereon.

          The Company will furnish to any Holder of a Security upon written request and without charge a copy of the Indenture. Requests may be made to:
VIALOG Corporation, Ten New England Business Center, Suite 302, Andover, MA 01810, Attn.: President.

II.  PROVISIONS RELATING TO THE WARRANTS

          The Warrants evidenced by this Unit Certificate are part of a duly authorized issue of Warrants, each of which represents the right to purchase at any time on or after November 12, 1997, until 5:00 p.m., Boston time, on November 15, 2001, 10.0886 shares of Common Stock of the Company, subject to adjustment as set forth in the Warrant Agreement. The Warrants are issued pursuant to a Warrant Agreement dated as of November 12, 1997 (the "Warrant
                                                                    -------
Agreement"), duly executed and delivered by the Company to State Street Bank and
---------
Trust Company, as Warrant Agent (the "Warrant Agent"), which Warrant Agreement
                                      -------------
is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants. Warrants may be exercised by (i) surrendering at any Warrant Agent Office this Unit Certificate with the form of Election to Exercise set forth hereon duly completed and executed and (ii) paying in full the Warrant Exercise Price for each such Warrant exercised or tendering a Warrant or Warrants in accordance with the cashless exercise provisions of the Warrant Agreement and any other amounts required to be paid pursuant to the Warrant Agreement.

          If all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 2:00 p.m., Boston time, on a Business Day, the exercise of the Warrant to which such items relate will be effective on such Business Day. If any items referred to in the last sentence of the preceding paragraph are received after 2:00 p.m., Boston time, on a Business Day, the exercise of the Warrants to which such item relates will be deemed to be effective on the next succeeding Business Day. Notwithstanding the foregoing, in the case of an exercise of Warrants on the Expiration Date, if all of the items referred to in the last sentence of the preceding paragraph are received by the Warrant Agent at or prior to 5:00 p.m., Boston time, on such Expiration Date, the exercise of the Warrants to which such items relate will be effective on the Expiration Date.

          Subject to the terms of the Warrant Agreement, as soon as practicable after the exercise of any Warrant or Warrants, the Company shall issue or cause to be issued to or upon the written order of the registered holder of this Unit Certificate, a certificate or certificates evidencing the Shares of such holder pursuant to the Election to Exercise, as set forth on the reverse of this Unit Certificate. In addition, such holder will receive a certificate or certificates evidencing the Securities which were previously evidenced by the applicable Unit. Such Shares and Securities will not be transferable until the Separability Date. Such certificate or certificates evidencing the Shares or Securities shall be deemed to have been issued and any persons who are designated to be named therein shall be deemed to have become the holder of record of such Shares or Securities as of the close of business on the date upon which the exercise of the Warrant was deemed to be effective as provided in the preceding paragraph.

          The Company will not be required to issue fractional shares of Common Stock upon exercise of the Warrants or distribute Share certificates that evidence fractional shares of Common Stock. In lieu of fractional shares of Common Stock, there shall be paid to the registered holder of this Unit Certificate at the time the Warrant or Warrants comprising such Unit is exercised an amount in cash equal to the same fraction of the Current Market Value per share as determined in accordance with the Warrant Agreement.

          Unit Certificates, when surrendered at any office or agency maintained by the Company for that purpose by the registered holder thereof in person or by legal representative or attorney duly authorized in writing, may be exchanged for a new Unit Certificate or new Unit Certificates evidencing in the aggregate a like number of Units in the manner and subject to the limitations provided in the Unit Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          Upon due presentment for registration of transfer of a Unit Certificate at any office or agency maintained by the Company for that purpose, a new Unit Certificate evidencing in the aggregate a like number of Unit shall be issued to the transferee in exchange for such Unit Certificate, subject to the limitations provided in the Unit Agreement, without charge except for any tax or other governmental charge imposed in connection therewith.

          The Company and the Unit Agent may deem and treat the registered holder hereof as the absolute owner of this Unit Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone) for the purpose of any exercise hereof and for all other purposes, and neither the Company nor the Unit Agent shall be affected by any notice to the contrary.

          The term "Business Day" shall mean any day other than a Saturday, Sunday or any other day on which (i) banking institutions in The City of New York or Boston, Massachusetts, (ii) the principal national securities exchange or market on which the Common Stock is listed or admitted to trading and (iii) the principal national securities exchange or market on which the Units are listed or admitted to trading are required or authorized by law or other governmental action to be closed.

                                ASSIGNMENT FORM

I or we assign and transfer this security to

______________________________________________________________________________

______________________________________________________________________________
(Print or type name, address and zip code of assignee)

______________________________________________________________________________
(Insert Social Security or other identifying number of assignee)

and irrevocably appoint ______________________________________________________
agent to transfer this security on the books of the Company. The agent may substitute another to act for him.

Dated:  __________________________  Signed:_____________________________
                                         (Sign exactly as name appears on
                                         the other side of this security)


Signature Guarantee:____________________________________________________________
              Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have the Notes underlying this security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, check the appropriate box:

Section 4.16 [   ] Section 4.17 [   ]

          If you want to elect to have only part of the Notes underlying this security purchased by the Company pursuant to Sections 4.16 or 4.17 of the Indenture, state the amount: $


Dated:  __________________________  Signed:_____________________________
                                         (Sign exactly as name appears on
                                         the other side of this security)
Signature Guarantee: ___________________________________________________________
               Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor program reasonably acceptable to the Trustee)

                         [FORM OF ELECTION TO EXERCISE]

        (To be executed upon exercise of Warrants on the Exercise Date)

          The undersigned hereby irrevocably elects to exercise _____________ of the Warrants represented by this Unit Certificate and purchase the whole number of Shares issuable upon the exercise of such Warrants and herewith tenders payment for such Shares in the amount of $_________ in cash or by certified or official bank check, in accordance with the terms hereof or tender such number of Warrants as may be provided in accordance with the cashless exercise provisions hereof. The undersigned requests that a certificate representing such Shares be registered in the name of ___________________________________
______________________________________________________ whose address is
______________________________________________ and that such certificate be delivered to _____________________________________________________ whose address is ________________________________________.  Any cash payments to be paid in lieu of a fractional Share should be made to _____________________________ whose address is ________________________________________ and the check representing payment thereof should be delivered to ______________________________________
whose address is ________________________________________ delivered to
_____________________ whose address is ________________________________________.

Dated __________, _______

Name of holder of
Unit Certificate:

                                 (Please Print)

Tax Identification or
Social Security Number:

Address:

Signature:

          Note: The above signature must correspond with the name as written upon the face of this Unit Certificate in every particular, without alteration or enlargement or any change whatever.

Dated __________, _______

                  SCHEDULE OF EXCHANGES OF CERTIFICATED UNITS/2/
                  -------------------------------------------


The following exchanges of a part of this Global Unit for certificated Units have been made:


                                                              Number of Units of
                                                               this Global Unit
                    Amount of decrease   Amount of increase     following such        Signature of
                    in Number of Units   in Number of Units      decrease (or      authorized officer
Date of Exchange    of this Global Unit  of this Global Unit      increase)          of Unit Agent
------------------------------------------------------------------------------------------------------


----------------------------------
/2/    This is to be included only if the Unit is in global form.

                                                                       EXHIBIT B

                   CERTIFICATE TO BE DELIVERED UPON EXCHANGE

                      OR REGISTRATION OF TRANSFER OF UNITS

Re: Units consisting of (i) $1,000 principal amount of 12-3/4% Senior Notes due 2001 of VIALOG Corporation guaranteed by the Subsidiary Guarantors referred to therein and (ii) Warrants to purchase 10.0886 shares of the Common Stock of VIALOG Corporation

          This Certificate relates to _________ Units held in* ______________ book-entry or* __________ certificated form by ______________________ (the

"Transferor")
-----------

The Transferor: *

[_]       has requested the Unit Agent by written order to deliver in exchange for its beneficial interest in the Global Unit held by the Depositary a Unit or Units in definitive, registered form and an aggregate number equal to its beneficial interest in such Global Unit (or the portion thereof indicated above); or

[_]       has requested the Unit Agent by written order to exchange or register the transfer of a Unit or Units.

[_]       In connection with such request and in respect of each such Unit, the
Transferor does hereby certify that the Transferor is familiar with the Unit Agreement relating to the above captioned Units and the restrictions on transfers thereof as provided in Section 1.08 of such Unit Agreement, and that the transfer of this Unit does not require registration under the Securities Act of 1933, as amended (the "Securities Act") because[*]:
                          --------------

          [_] Such Unit is being acquired for the Transferor's own account, without transfer (in satisfaction of Section 1.08(a)(y)(A) or Section 1.08(d)(i)(A) of the Unit Agreement.

          [_] Such Unit is being transferred to a qualified institutional buyer (as defined in Rule 144A promulgated under the Securities Act), in reliance on Rule 144A or in accordance with Regulation S promulgated under the Securities Act.

          [_] Such Unit is being transferred in accordance with Rule 144 promulgated under the Securities Act.

          [_] Such Unit is being transferred in reliance on and in compliance with an exemption from the registration requirements of the Securities Act, other than Rule 144A or Rule 144 or Regulation S promulgated under the Securities Act. An opinion of counsel to the effect that such transfer does not require registration under the Securities Act accompanies this Certificate.

                                    [INSERT NAME OF TRANSFEROR]

                                    By:
Date:
          *Check applicable box.

                                                                       EXHIBIT C

                      Transferee Letter of Representation
VIALOG Corporation
10 New England Business Center
Suite 302
Andover, Massachusetts 01810

Ladies and Gentlemen:

          In connection with our proposed purchase of Units consisting of (i) $1,000 Principal Amount of 12-3/4% Senior Notes due 2001 of VIALOG Corporation (the "Company") guaranteed by the Subsidiary Guarantors referred to therein and
      -------
(ii) Warrants to Purchase 10.0886 shares of the Common Stock of the Company (collectively, the "Securities") we confirm that:
                    ----------

          1. We understand that the Securities have not been registered under the Securities Act of 1933, as amended (the "Securities Act") and, unless
                                                   --------------
so registered, may not be sold except as permitted in the following sentence.
We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date which is two years after the later of the date of original issue and the last date on which the Company or any affiliate of the Company was the owner of such Securities, or any predecessor thereto (the "Resale
                                                               ------
Restriction Termination Date") only (a) to the Company, (b) pursuant to a
----------------------------
registration statement which has been declared effective under the Securities Act, (c) so long as the Securities are eligible for resale pursuant to Rule 144A, under the Securities Act, to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that purchases for its own account
                                        ---
or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S promulgated under the Securities Act, (e) to an institutional "accredited investor" within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Securities Act that is purchasing for his own account or for the account of such an institutional "accredited investor", or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and to compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Unit agent under the Unit Agreement pursuant to which the Securities were issued (the "Unit
                                                                      ----
Agent") which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of subparagraph (a)(1),
(2), (3) or (7) of Rule 501 promulgated under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. The Unit Agent and the Company reserve the right prior to any offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (e) or (f) above to require the delivery of a written opinion of counsel, certifications, and or other information satisfactory to the Company and the Unit Agent.

          2. We are an institutional "accredited investor" (as defined in Rule 501 (a)(1), (2), (3) or (7) of Regulation D promulgated under the Securities Act) purchasing for our own account or for the account of such an institutional "accredited investor," and we are acquiring the Securities for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act and we have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment for an indefinite period.

          3. We are acquiring the Securities purchased by us for our own account or for one or more accounts as to each of which we exercise sole investment discretion.

          4. You, the Unit Agent and your respective counsel are entitled to rely upon this letter and you are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby.

Very truly yours,

(Name of Purchaser)

By:

Date:

          Upon transfer the Securities would be registered in the name of the new beneficial owner as follows:

Name:

Address:

Taxpayer ID Number:



                                      C-2